Exhibit 99.1

Bazaarvoice Completes Sale of PowerReviews Business to Viewpoints

AUSTIN, Texas, July 2, 2014 — Bazaarvoice, Inc. (Nasdaq: BV), the network connecting brands and retailers to the authentic voices of consumers wherever they shop, today announced that it has completed the previously-disclosed sale of PowerReviews, LLC, the successor to PowerReviews, Inc. (“PowerReviews”), to Wavetable Labs, LLC, the parent company of Viewpoints, LLC (“Viewpoints”) for $30 million. Under the terms of the merger agreement, $4.5 million will be held in escrow for twelve months to satisfy any indemnification claims that may arise.

About Bazaarvoice

Bazaarvoice is a network that connects brands and retailers to the authentic voices of people where they shop. Each month, more than 400 million people view and share authentic opinions, questions and experiences about tens of millions of products in the Bazaarvoice network. The company’s technology platform amplifies these voices into the places that influence purchase decisions. Network analytics help marketers and advertisers provide more engaging experiences that drive brand awareness, consideration, sales and loyalty. Headquartered in Austin, Texas, Bazaarvoice has offices across North America, Europe and Asia-Pacific. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.

Forward-looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would” and similar and “target” expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks and potential factors that could affect Bazaarvoice’s business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2014. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:	Investor Contact:

Matt Krebsbach	Linda Wells
Bazaarvoice, Inc.	Bazaarvoice, Inc.
512-551-6612	415-489-6045
matt.krebsbach@bazaarvoice.com	linda.wells@bazaarvoice.com

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